                                  EXHIBIT 4.2
                                  -----------
                            STOCKHOLDERS' AGREEMENT
                            -----------------------

(Exhibits and Schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees, however, to furnish supplementary a copy of such omitted items to the Commission upon request.)

                                                                         5/19/00
                            STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT, dated as of May 5, 2000 (this "Agreement"), among STONINGTON HOLDINGS, L.L.C., a Delaware limited liability company (the "Stockholder"), LEHA, a Netherlands foundation, L&H HOLDING N.V., a Belgium corporation, L&H HOLDING III, a Luxembourg corporation, OLDCO N.V., a Belgium corporation, and L&H INVESTMENT COMPANY N.V., a Belgium corporation (collectively, the "L&H Control Group") and LERNOUT & HAUSPIE SPEECH PRODUCTS N.V., a Belgium corporation (the "Company")

     WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Company and Dictaphone Corporation, a Delaware corporation ("Dictaphone") under the Agreement and Plan of Merger dated as of March 7, 2000, among the Company, Dark Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company ("Merger Sub"), and Dictaphone (the "Merger Agreement"), pursuant to which Dictaphone shall merge with and into Merger Sub, all upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement, the Stockholder will beneficially own 9,064,329 shares of common stock of the Company, adjusted for the two for one stock split of the Company that will be effective as of May 12, 2000, BEF 10.77 fractional value (together with any common stock of the Company issued as a dividend or other distribution with respect thereto, or in exchange therefor, or in replacement thereof, the "Company Common Stock") and the L&H Control Group (without regard to the Stockholder) will beneficially own 22,352,984 shares of the Company Common Stock (the "L&H Shares");

     WHEREAS, the Company, the L&H Control Group and the Stockholder now wish to enter into this Agreement to set forth their understanding as to the matters set forth herein with respect to, among other things, representation on the Company's Board of Directors (the "Board") and the holding, acquisition and transfer of Company Common Stock by the Stockholder and its Affiliates (as defined below); and

     WHEREAS, the parties agree that the arrangements contained in this Agreement are in the corporate interest of the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

                               TABLE OF CONTENTS

INTELLECTUAL PROPERTY................................................  10
---------------------

ARTICLE I  DEFINITIONS...............................................  10
           -----------
SECTION 1.01.  Definitions...........................................  10
               -----------

ARTICLE II...........................................................  10

GOVERNANCE...........................................................  10
----------
SECTION 2.01.  Initial Board Representation..........................  10
               ----------------------------
SECTION 2.02.  Continuing Board Representation.......................  10
               -------------------------------
SECTION 2.03.  Resignations and Replacements.........................  10
               -----------------------------
SECTION 2.04.  Voting Agreement......................................  10
               ----------------
SECTION 2.05.  Removal...............................................  10
               -------

ARTICLE III  STANDSTILL PROVISIONS...................................  10
             ---------------------
SECTION 3.01.  Standstill Period.....................................  10
               -----------------
SECTION 3.02.  Transfer Restrictions.................................  10
               ---------------------
SECTION 3.03.  Acquisition of Additional Shares; Other Restrictions..  10
               ----------------------------------------------------
SECTION 3.04.  Additional Shares.....................................  10
               -----------------

ARTICLE IV  MISCELLANEOUS............................................  10
            -------------
SECTION 4.01.  Interpretation........................................  10
               --------------
SECTION 4.02.  Amendments............................................  10
               ----------
SECTION 4.03.  Assignment............................................  10
               ----------
SECTION 4.04.  No Third-Party Beneficiaries..........................  10
               ----------------------------
SECTION 4.05.  Notices...............................................  10
               -------
SECTION 4.06.  Counterparts..........................................  10
               ------------
SECTION 4.07.  Severability..........................................  10
               ------------
SECTION 4.08.  Consent to Jurisdiction...............................  10
               -----------------------
SECTION 4.09.  Termination...........................................  10
               -----------
SECTION 4.10.  Specific Performance..................................  10
               --------------------
SECTION 4.11.  Governing Law.........................................  10
               -------------

     ARTICLE I Definitions SECTION 1.01. Definitions . (a) As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a specified person.

     "beneficially own" has the meaning set forth in Rule 13d-3, as in effect on the date hereof, under the Exchange Act.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are closed in The City of New York or in Belgium.

     "Change of Control Transaction" means any transaction in which any Person or two or more Persons acting in concert shall have acquired, or shall have entered into a definitive agreement providing for the acquisition of, beneficial ownership, directly or indirectly, of the voting securities of the Company representing 50% or more of the combined voting power of all voting securities of the Company.

     "Closing" has the meaning set forth in the Merger Agreement.

     "Closing Date" has the meaning set forth in the Merger Agreement.

     "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract, or otherwise.

     "Director" means a member of the Board.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Group" has the meaning set forth in Rule 13d-5, as in effect on the date hereof, under the Exchange Act.

     "Holder" means the Stockholder and any Permitted Transferee.

     "Indemnity and Escrow Agreement" means the Indemnity and Escrow Agreement, dated as of the date hereof, among the Company, the Stockholder, certain other stockholders of the Company and an escrow agent.

     "Initial Shares" means the number of Stockholder Shares acquired by the Stockholder at the Closing, taking into account any increase or decrease thereof by reason of any securities issued or issuable with respect to any such Stockholder Shares by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     "Note Termination Agreement" means the Note Termination Agreement among Company, Dictaphone and Stonington Financing IV, LLC, date as of March 7, 2000.

     "Permitted Transferee" means any Affiliate of the Stockholder.

     "Person" means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group acting for the purpose of acquiring, holding, or disposing of securities.

     "Stockholder Director" means a Director designated by the Stockholder pursuant to this Agreement.

     "Stockholder Shares" means the Initial Shares, any other Company Common Stock now or hereafter beneficially owned by the Stockholder or a Permitted Transferee and any securities issued or issuable with respect to any such Common Stock by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     "Third Party Offer" means an unsolicited bona fide offer by a Person other than the Holder to acquire more than 50% of the outstanding voting securities of the Company.

     "Transfer" means transfer of a right in rem in shares, for valuable consideration or for free, even when carried out by way of public auction, voluntarily or by virtue of a judicial decision, including, but not limited to, contributions, exchange transactions, transfers of substantially all of assets, mergers, demergers, absorptions, liquidations or similar transactions, as well as the granting of options to purchase or sell shares or the conclusion of a swap or other agreement, that completely or partly transfers the economic benefits or the ownership of the shares, regardless of whether such a transaction is realized by means of delivery of securities, in cash or otherwise.

     (b) The following terms have the meanings set forth in the Sections set forth below:

     Term                                               Location
     ----                                               --------
     Agreement.....................................     Preamble
     Board.........................................     Recitals
     Cause.........................................     (S)2.05
     Company.......................................     Preamble

     Company Common Stock..........................     Recitals
     Dictaphone....................................     Recitals
     Initial Restriction Period....................     (S)3.02(a)
     L&H Control Group.............................     Preamble
     L&H Shares....................................     Recitals
     Merger Agreement..............................     Recitals
     Merger Sub....................................     Recitals
     Standstill Period.............................     (S)3.01(a)
     Stockholder...................................     Preamble


     ARTICLE II Governance. SECTION 2.01. Initial Board Representation. (a) As and from the date hereof, Albert J. Fitzgibbons, III, as a representative of the Stockholder, shall have the right to attend meetings of the Board pursuant to a resolution of the Board dated May 2, 2000.

          (b) As soon as practicable following the Closing and in any event, no later than May 22, 2000, the Company will convene a special stockholders' meeting seeking approval to (i) increase the size of the Board to 17 members, and (ii) elect the Stockholder Director to the Board for one year. In connection with such special stockholders meeting, the Stockholder may nominate a Stockholder Director for election to the Board, and the Company agrees to cause the slate of Directors presented to the stockholders of the Company for election to the Board to include the Stockholder Director. The initial Stockholder Director shall be Albert J. Fitzgibbons, III.

          SECTION 2.02. Continuing Board Representation. As long as the Holders, in the aggregate, own Stockholder Shares constituting at least 55% of the Initial Shares, the Stockholder may nominate the Stockholder Director for appointment to the Board and the parties hereto shall exercise all authority under applicable law to cause any slate of Directors presented to the stockholders of the Company for election to the Board to include the Stockholder Director.

          SECTION 2.03.  Resignations and Replacements.  Subject to Section
2.02 and Section 2.05, if a Stockholder Director ceases to serve as a Director for any reason, the vacancy created by such Director ceasing to serve shall be filled by the affirmative vote of a majority of the remaining Directors then in office with an individual designated by the Stockholder, who shall hold office as a Director until the next general stockholders' meeting of the Company, at which time such new Stockholder Director shall be presented to the stockholders of the Company for election to the Board in accordance with Section 2.02.

          SECTION 2.04. Voting Agreement. (a) The L&H Control Group shall take all actions necessary to vote all the L&H Shares entitled to vote and owned or held of record by the L&H Control Group at any annual or special stockholders meeting at which one or more directors are elected in favor of, or shall take all actions by written consent in lieu of any such meeting necessary to cause, the election of the Stockholder Director to the Board, so long as the Stockholder Director is entitled to be a member of the Board pursuant to this Article II. If the L&H Control Group shall refuse to vote the L&H Shares as provided in this Section 2.04(a) at any meeting of stockholders of the Company, or shall refuse to give its written consent in lieu of a meeting, thereupon, without further action by the Stockholder, the Stockholder shall be, and hereby is, irrevocably constituted the attorney-in-fact and proxy of the L&H Control Group solely for the purpose of voting, and shall vote such L&H Shares at such meeting as provided in this Section 2.04(a) or give such consent, as the case may be. In connection herewith, the L&H Control Group agrees to execute such proxy documents as may be necessary to comply with the provisions of article 74, section 2 of the Belgium Coordinated Laws on Commercial Companies (the "BCLCC").

          (b) The Stockholder shall take all actions necessary to vote all the Stockholder Shares entitled to vote and owned or held of record by the Stockholder at any annual or special stockholders meeting at which one or more directors are elected in favor of, or shall take all actions by written consent in lieu of any such meeting necessary to cause, the election of the designees of the L&H Control Group to the Board, so long as the Stockholder Director is entitled to be a member of the Board pursuant to this Article II. If the Stockholder shall refuse to vote the Stockholder Shares as provided in this
Section 2.04(b) at any meeting of stockholders of the Company, or shall refuse to give its written consent in lieu of a meeting, thereupon, without further action by the L&H Control Group, any representative of the L&H Control Group shall be, and hereby is, irrevocably constituted the attorney-in-fact and proxy of the Stockholder for the purpose of voting, and shall vote such Stockholder Shares at such meeting as provided in this Section 2.04(b) or give such consent, as the case may be. In connection therewith, the Stockholder agrees to execute such proxy document as may be necessary to comply with the provisions of article 74, section 2 of the BCLCC.

          SECTION 2.05. Removal. (a) The L&H Control Group agrees that, if, at any time, the L&H Control Group is then entitled to vote for the removal of directors of the Company, so long as the Stockholder Director is entitled to be a member of the Board pursuant to this Article II, the L&H Control Group will not vote any L&H Shares in favor of the removal of any Stockholder Director elected pursuant to Section 2.01, 2.02 or 2.03 unless such removal shall be for Cause. Removal for "Cause" shall mean removal of a director because of such director s (A) willful or persistently repeated material non-performance of the director's duties to the Company (other than by reason of the incapacity of the director due to physical or mental illness) after notice by the Board of such failure and the director's non-performance and continued, willful or persistently repeated material non-performance after such notice, (B) the indictment of the director for a felony offense, or (C) the commission by the director of fraud or any willful misconduct that brings the reputation of the Company into serious disrepute or causes the director to cease to be able to perform his duties.

          (b) The Stockholders agrees that, if, at any time, the Stockholder is entitled to vote for the removal of directors of the Company, so long as the Stockholder Director is entitled to be a member of the Board pursuant to this
Article II, the Stockholder will not vote any

Stockholder Shares in favor of the removal of any director nominated to the Board by the L&H Control Group unless such removal shall be for Cause.


ARTICLE III Standstill Provisions. SECTION 3.01. Standstill Period. The "Standstill Period" shall mean the period beginning on the Closing Date and continuing until the second anniversary of the Closing Date. Without limiting the rights of the Stockholder set forth in Article II, the Standstill Period shall be suspended:

          (A) during such time as the Company is engaged in a process calculated to result in a Change of Control Transaction, but only so long as the Company has not terminated such process; provided that the Stockholder will be notified promptly by the Company of its determination to engage in any such process; or

          (B) during such time as a Third Party Offer is outstanding.

          SECTION 3.02.  Transfer Restrictions.  (a) Subject to the terms of
Section 3.02(b), during the Standstill Period, the Stockholder shall not, directly or indirectly, Transfer any Initial Shares except (i) pursuant to the terms of the Indemnity and Escrow Agreement or (ii) pursuant to a Third Party Offer.

          (b) The restrictions set forth in Section 3.02(a) shall not apply to the Transfer by the Stockholder of up to 5,435,069 Initial Shares.

          (c) From and after the end of the Standstill Period, Holders may Transfer any Stockholder Shares free of any restrictions in this Agreement.

          (d) In the event any Holder intends to Transfer Stockholder Shares in a block trade of 50,000 or more shares, the Holder shall give prior notice thereof to the Company.

          (e) Each certificate representing the Stockholder Shares shall, except as otherwise provided in this Section 3.02, be stamped or otherwise be imprinted with legends substantially in the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON DISPOSITION AND OTHER RESTRICTIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF MAY 5, 2000, BETWEEN THE HOLDER HEREOF AND LERNOUT & HAUSPIE SPEECH PRODUCTS N.V."

          SECTION 3.03. Acquisition of Additional Shares; Other Restrictions . During the Standstill Period (excluding such period during which the Standstill Period may be suspended pursuant to Section 3.01(a)), other than as provided in the Note Termination

Agreement, the Stockholder shall not, directly or indirectly, and shall cause its Affiliates not to, directly or indirectly:

          (a) Acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, (i) any shares of Company Common Stock or (ii) any other security convertible into, or any option, warrant or right to acquire, Company Common Stock or (iii) all or substantially all of the assets of the Company or any of its Affiliates, provided that Sections 3.03(a)(i) and (ii) shall not be applicable if the aggregate percentage of outstanding Company Common Stock is increased solely as a result of corporate action taken by the Company and not caused by any action taken by the Stockholder or any of its Affiliates.

          (b) Solicit, or participate in any solicitation of, proxies with respect to any Company Common Stock, or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A of the Exchange Act) in opposition to any matter that has been recommended by a majority of the Directors or in favor of any matter that has not been approved by a majority of the Directors.

          (c) Propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals, seek or solicit support for (whether publicly or privately) any written consent of stockholders of the Company, attempt to call a special meeting of stockholders, nominate or attempt to nominate any Person for election as a Director (except in accordance with Article II), or seek the removal or resignation of any Director (other than a Stockholder Director) (except in accordance with Article II), in each case in opposition to any matter that has been recommended by a majority of the Directors (and such recommendation has not been revoked or withdrawn) or in favor of any matter that has not been approved by a majority of the Directors.

          (d) Deposit any Company Common Stock in a voting trust or similar agreement or subject any Company Common Stock to any arrangement or agreement with respect to the voting of such Company Common Stock.

          (e) Take any action to form, join or in any way participate in any partnership, limited partnership, syndicate or other Group with respect to Company Common Stock or otherwise act in concert with any Person for the purpose of circumventing the provisions or purposes of this Agreement.

          (f) Propose (or publicly announce or otherwise disclose an intention to propose), solicit, offer, seek to effect, negotiate with or provide any confidential information relating to the Company or its business to any other Person with respect to, any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company or fail to withdraw from any such proposal that, in the opinion of counsel to the Company, would require the Company to make a public announcement with respect thereto; provided, that nothing set forth in this Section 3.03(f) shall prohibit the Stockholder from soliciting, offering, seeking to effect and negotiating with any Person with respect to Transfers of Company Common Stock otherwise permitted by this Article III; provided further, that in so doing the Stockholder shall not (x) issue any press release or otherwise make any public statements (other than statements made in response to any request by any Person for confirmation by the Stockholder or any of its Affiliates of information contained in any statement on Schedule 13D under the Exchange Act) with respect to such action (provided that the Stockholder may, and may permit its Affiliates to, make any statement required by applicable law, including without limitation, the amendment of any statement on Schedule 13D under the Exchange Act); provided, however, that in doing so Stockholder shall not provide any confidential information relating to the Company or its business to any such Person, and; provided, further, that nothing in this Section 3.03(f), shall apply to discussions between or among officers, employees or agents of Stockholder and the Stockholder Director.

          (g) Assist, advise, encourage or influence in any respect any third party to seek to control management of the Company including, without limitation assisting such third party in (i) influencing the Board or the management or policies of the Company or (ii) acquiring, holding, voting or disposing of voting securities of the Company.

          (h) Take any other action to seek control of the Company.

          (i) Make or in any way advance any request or proposal to amend, modify or waive any provision of this Agreement except in a nonpublic and confidential manner.

          (j) Announce an intention to do, or solicit, assist, prompt, induce or attempt to induce any Person to do, any of the actions restricted or prohibited under subparagraphs (a) through (i) above.

          Notwithstanding the restrictions contained in this Section 3.03, none of actions taken by any Stockholder Director as a member of the Board pursuant to such Person's responsibilities in such capacity or the exercise by any Holder of its voting rights with respect to any Stockholder Shares shall be deemed to violate this Section 3.03.

          SECTION 3.04. Additional Shares. All shares of Company Common Stock acquired by a Holder pursuant to this Article III or as a result of a recapitalization of the Company or any other action taken by the Company, shall be subject to all of the terms, covenants and conditions of this Agreement.


ARTICLE IV Miscellaneous. SECTION 4.01. Interpretation.

          (a) The headings contained in this Agreement and, in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (b) In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          (c) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include the Person's successors and permitted assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

          SECTION 4.02. Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by all parties hereto.

          SECTION 4.03. Assignment. Except where otherwise expressly provided herein, this Agreement and the rights and obligations hereunder shall not be assignable or transferable by the parties hereto (except by operation of law in connection with a merger, or sale of substantially all the assets, of the parties hereto) without the prior written consent of the other parties hereto; provided, however, that the Stockholder may assign its rights and obligations hereunder to a Permitted Transferee. Any attempted assignment in violation of this Section 4.03 shall be void.

          SECTION 4.04. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 4.05. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, five days after mailing (two Business Days in the case of express mail or overnight courier service), as follows:

          (i)  if to the Company,

               Lernout & Hauspie Speech Products N.V.
               Flanders Language Valley 50
               8900 Ieper
               Belgium
               Attention:   General Counsel and Chief Financial Officer


          (i)  if to the L&H Control Group,

               c/o Lernout & Hauspie Speech Products NV
               Flanders Language Valley 50
               8900 Ieper
               Belgium
               Attention:   Chantal Mestdagh

          (ii) if to the Stockholder,

               c/o Stonington Partners, Inc.
               767 Fifth Avenue, 48th Floor
               New York, NY 10153
               Attn: Albert J. Fitzgibbons, III

               with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, New York  10022
               Attention:  Clare O'Brien

          SECTION 4.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.06; provided that receipt of copies of such counterparts is confirmed.

          SECTION 4.07.  Severability.  If any provision of this Agreement
(or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

          SECTION 4.08. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) a Federal court for the Southern District of New York and (b) any New York state court located in the County of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in a Federal Court for the Southern District of New York or in a New York state court located in the County of New York. The Company and the L&H Control Group further agrees that service of any process, summons, notice or document by U.S. registered mail to the offices of Brown Rudnick, Freed & Gesmer, One Financial Center, Boston, MA 02111, Attention: Philip J. Flink shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 4.08. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any Federal court for the Southern District of New York or (ii) any New York state court located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 4.09. Termination. This Agreement shall expire on the fifth anniversary hereof.

          SECTION 4.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
 .

          SECTION 4.11. Governing Law. Subject to the mandatory requirements of the internal laws of the Kingdom of Belgium, this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State other than
Section 5-1401 of the New York General Obligations Law.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                    LERNOUT & HAUSPIE SPEECH
                                    PRODUCTS N.V.

                                    By  /s/ Pol Hauspie
                                        ---------------
                                        Name: Pol Hauspie
                                        Title: Managing Director

                                    By  /s/ Jo Lernout
                                        --------------
                                        Name: Jo Lernout
                                        Title: Managing Director

                                    STONINGTON HOLDINGS, L.L.C.

                                    By  /s/ Albert Fitgibbons, III
                                        --------------------------
                                        Name: Albert J. Fitgibbons, III
                                        Title:

                                    LEHA

                                    By  /s/ Jo Lernout
                                        --------------
                                        Name: Jo Lernout
                                        Title: Director

                                    By  /s/ Pol Hauspie
                                        ---------------
                                        Name: Pol Hauspie
                                        Title: Director

                                    L&H HOLDING N.V.

                                    By  /s/ Pol Hauspie
                                        ---------------
                                        Name: Pol Hauspie
                                        Title: Managing Director

                                    By  /s/ Jo Lernout
                                        --------------
                                        Name: Jo Lernout
                                        Title: Managing Director

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

                                    L&H HOLDING III

                                    By  /s/ Jo Lernout
                                        --------------
                                        Name: Jo Lernout
                                        Title: Director


                                    OLDCO N.V.

                                    By /s/ Pol Hauspie
                                       ---------------
                                       Name: Pol Hauspie
                                       Title: Managing Director

                                    L&H INVESTMENT COMPANY N.V.

                                    By  /s/ Pol Hauspie
                                        ---------------
                                        Name: Pol Hauspie
                                        Title: Co-Chairman

                                    By  /s/ Chantal Mestdaghlde
                                        -----------------------
                                        Name: Chantal Mestdaghlde
                                        Title: Director



                            STOCKHOLDERS AGREEMENT
                                     Among
                         STONINGTON HOLDINGS, L.L.C.,
                                     LEHA,
                               L&H HOLDING N.V.,
                               L&H HOLDING III,
                                  OLDCO N.V.
                         L&H INVESTMENT COMPANY N.V.,
                                      and
                    LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.


                            Dated as of May 5, 2000

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